UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 10, 2017

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03. Material Modification to Rights of Security Holders

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 5, 2017, Frontier Communications Corporation filed a Certificate of Amendment of the Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to (i) effect a reverse stock split of the issued shares of Frontier common stock at a ratio of one share for fifteen shares and (ii) reduce the total number of shares of common stock that Frontier is authorized to issue from 1,750,000,000 to 175,000,000. By its terms, the Certificate of Amendment became effective at 12:01 a.m., Eastern Time, on July 10, 2017 (the “Effective Time”). As previously disclosed, Frontier’s stockholders and the Board of Directors approved the reverse stock split on May 10, 2017.

Upon the Effective Time, each fifteen shares of Frontier common stock were automatically converted into one share of common stock, without any change in the par value per share. No fractional shares were issued as a result of the reverse stock split. Any stockholder who otherwise would be entitled to a fractional share will receive, in lieu thereof, a cash payment (without interest) in an amount equal to the market value of the fractional share to which the stockholder would otherwise be entitled. The process to be used to implement the payment of cash for fractional shares is set forth under the heading “Treatment of Fractional Shares” on pages 70 – 71 in Frontier’s 2017 proxy statement, filed with the SEC on March 28, 2017.

Pursuant to the terms of the Certificate of Designations for Frontier’s 11.125% Mandatory Convertible Preferred Stock, Series A, the conversion rate at which shares of preferred stock will be converted into shares of common stock will be proportionately adjusted to reflect the reverse stock split.

Trading in Frontier’s common stock will continue on the Nasdaq Global Select Market on a post-split basis under the symbol “FTR,” although it is considered a new listing and has a new CUSIP number (35906A 306).

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is attached hereto as Exhibit 3(i).

Item 8.01. Other Events

On July 10, 2017, Frontier Communications Corporation issued a press release, which is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

3(i)	Certificate of Amendment of the Restated Certificate of Incorporation of Frontier Communications Corporation.

99	Press Release of Frontier Communications Corporation issued on July 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: July 10, 2017	By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President and Chief Legal Officer